                        SCHEDULE 14A INFORMATION
       PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant                    [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12

                            TELTRONICS, INC
         ------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)

         ------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement,
                     if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X} No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:
       .........................................................
    2) Aggregate number of securities to which transaction applies:
       .........................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ...........................................
    4) Proposed maximum aggregate value of transaction:
       .........................................................
    5) Total fee paid:..........................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:..................................
    2) Form, Schedule or Registration Statement No.:............
    3) Filing Party:............................................
    4) Date Filed:..............................................

                         TELTRONICS, INC.
                          (Company Logo)

                   2150 Whitfield Industrial Way
                      Sarasota, Florida 34243



Dear Stockholders:

     It is my pleasure to invite you to attend the 1997 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 2150 Whitfield Industrial Way, Sarasota, Florida 34243 at 10:00 a.m. on June 26, 1997. The doors will open at 9:30 a.m.

     Your vote is important. To be sure your shares are voted at the Annual Meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

     The Annual Meeting of Stockholders will be held to consider and take action with regard to the election of four directors, the ratification of the selection of the Company's auditors, the ratification of an Amendment to the Company's 1995 Incentive Stock Option Plan and any other business that may properly come before the Annual Meeting.

     Complete details are included in the accompanying proxy statement.


                              Ewen R. Cameron
                              President and Chief Executive Officer


Sarasota, Florida
May 12, 1997

                         TELTRONICS, INC.
                         (Company Logo)
                 2150 Whitfield Industrial Way
                    Sarasota, Florida 34243


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       OF TELTRONICS, INC.


    NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Teltronics, Inc. will be held at the principal offices of the Company, 2150 Whitfield Industrial Way, Sarasota,
Florida 34243 on June 26, 1997 at 10:00 a.m., to consider and take action with regard to the following:

    1. The election of four (4) directors of the Company to serve until the next Annual Meeting of the Stockholders and the election or appointment and qualification of their successors.

    2. The ratification of the selection of Millward and Company, independent certified public accountants, as auditors of the Company for the current fiscal year.

    3.   The ratification of an Amendment to the Company's
1995 Incentive Stock Option Plan.

    4. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

    FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only stockholders of record at the close of business on May 9, 1997 will be entitled to notice of and to vote at the Annual Meeting.

    STOCKHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL
MEETING IN PERSON MAY ATTEND THE MEETING BY PROXY.  SUCH
STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE
ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED.

                             By Order of the Board of Directors


                             Mark E. Scott
                             Vice President-Finance and Secretary

May 12, 1997

                        TELTRONICS, INC.
                 2150 Whitfield Industrial Way
                    Sarasota, Florida 34243

                                                     MAY 12, 1997

                      PROXY STATEMENT FOR
                 ANNUAL MEETING OF STOCKHOLDERS
                              1997

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Teltronics, Inc. ("Company") of proxies for use at the Annual Meeting of Stockholders to be held at the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 on June 26, 1997 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. In addition to solicitation by mail, solicitations may be made by personal interview, telephone, telegram or other electronic means by Directors, officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. The Company will also reimburse persons holding stock for others in their names or those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of American Securities Transfer & Trust, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215 to aid in solicitation of proxies at an anticipated fee of $800 plus reasonable expenses. It is contemplated that this Proxy Statement will be first sent to Stockholders on or about May 12, 1997.

    If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to its use, by the stockholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company.

    The Board of Directors has fixed the close of business on May 9, 1997 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. On May 2, 1997, the Company had outstanding and entitled to vote at the Annual Meeting a total of 3,366,013 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to be brought before the Annual Meeting.

    On May 2, 1997, the closing bid for the Company's $.001 par value common stock as reported on NASDAQ was $2.38.


                     ELECTION OF DIRECTORS

    The Board of Directors is proposing the election of four Directors to hold office until the election and qualification of their successors at the next Annual Meeting of Stockholders. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the four nominees named below. If any of the nominees should be unable to serve as a Director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or may leave the vacancy unfilled. Decisions regarding the election of new Directors during the year normally are based upon considerations such as the size of the Board and the need to obtain fresh perspectives or to replace particular skills or experience of former Directors. The nominees for Directors, their ages, their principal occupations during at least the past five years, their positions and offices with the Company and, as applicable, the date each was first elected a Director of the Company or its predecessors are as follows:

                                                              FIRST ELECTED
                                                                DIRECTOR
                                     POSITION WITH           OF THE COMPANY
    NAME                AGE           THE COMPANY            OR PREDECESSOR
    ----                ---          -------------           --------------
    Ewen R. Cameron     44         President, Chief            1994
                                   Executive Officer,
                                   Assistant Secretary,
                                   and Director

    Norman R. Dobiesz   49         Vice President              1991
                                   Mergers and
                                   Acquisitions and
                                   Director

    Carl S. Levine      50         Director                    1988

    Craig Macnab        41         Director                    1997

    EWEN R. CAMERON has served as President and Chief Executive Officer since July, 1993 and a Director since June, 1994. Prior to that, Mr. Cameron served as Managing Director of SRH plc, a European telecommunications and computer maintenance company from 1989 to 1992. From January 1978 to December 1989 Mr. Cameron served as Managing Director of Systems Reliability Europe SA/NV, a wholly owned subsidiary of SRH plc based in Brussels, Belgium. Mr. Cameron has spent the last 23 years in the computer and telecommunications industry.

    CARL S. LEVINE has served as a Director of the Company since July 27, 1988. Mr. Levine is an attorney who has been engaged in private practice in New York, New York from 1977 to 1981, and in Garden City, New York from 1981 to June 1985. Mr. Levine is presently the senior partner in the law firm of Carl S. Levine & Associates, Roslyn, New York. He specializes primarily in the practice of energy, environmental and tax law. Prior to entering private practice, Mr. Levine was employed as counsel for the New York Regional Office of the United States Department of Energy.

    NORMAN R. DOBIESZ has served as a Director of the Company since October 25, 1991. On November 28, 1994, Mr. Dobiesz was appointed Vice President Mergers and Acquisitions. Effective January 1, 1995 Mr. Dobiesz entered into a five (5) year employment agreement with the Company. Mr. Dobiesz has developed substantial financial and general management experience as a principal stockholder and executive of a group of privately held companies controlled by Mr. Dobiesz. Mr. Dobiesz owns and operates Florida Software Systems, Inc., a software development and medical billing company. Mr. Dobiesz is a principal stockholder of the Company.

    CRAIG MACNAB has served as a Director of the Company since February 13, 1997. Mr. Macnab was appointed Director as nominee of Sirrom Capital Corporation ("Sirrom") in connection with the issuance of an aggregate $4,250,000 of 11% Subordinated Convertible Debentures Due February 13, 2002 to Sirrom pursuant to a Debenture Purchase Agreement. The Debenture Purchase Agreement requires that the Company's Board of Directors be expanded to five members, including a nominee to be selected by Sirrom. Since January 1997, Mr. Macnab has been the President of Tandem Capital, Inc. which invests in micro-cap public companies. From 1993 to 1996, Mr. Macnab served as the general partner of MacNiel Advisors, Inc., the general partner of three private funds that invested in the publicly traded securities of small public companies. From 1987 to 1993, Mr. Macnab was a partner of J.C. Bradford & Co., a regional brokerage firm, jointly responsible for the merger and acquisition department and a private mezzanine capital fund. Mr. Macnab is also a director of JDN Realty.

                   SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownership of all of the Company's outstanding Common Stock by each person owning five percent (5%) or more of such shares, by each director, by each executive officer of the Company listed in the Summary Compensation Table below, and by all directors and officers as a group as of May 2, 1997. Unless otherwise indicated, it is assumed that all shares are directly owned and that the holders thereof have sole voting and investment power with respect thereto.

NAME OF BENEFICIAL                AMOUNT AND NATURE OF          PERCENTAGE
OWNER AND ADDRESS (1)           BENEFICIAL OWNERSHIP (2)       OF CLASS (2)
---------------------           ------------------------       ------------
Norman R. Dobiesz (3)(4)(5)           1,432,097                  42.6%
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Carl S. Levine (3)                        2,240                  (6)(7)
1800 Northern Blvd.
Roslyn, New York 11576

Ewen Cameron (3)(5)                       3,360                  (6)(8)
2150 Whitfield Industrial Way
Sarasota, Florida 34243

Craig Macnab (3)                              0                  0
500 Church Street, Suite 200
Nashville, Tennessee 37219

Shared Resource Exchange (9)            650,000                  19.3%
3480 Lotus Drive
Plano, Texas 75075

All Directors and Officers            1,438,117                  42.7%
as a Group (9 persons)

______________________________

(1) Gregory L. Deringer, an executive officer named in the Summary Compensation Table served as Senior Vice President Sales and Marketing until January 6, 1997 but was not an officer of the Company as of the date of this Proxy Statement.

(2) Does not include (i) an aggregate of 766,000 shares of Common Stock which may be issued upon exercise of incentive stock options granted under the Company's 1995 Incentive Stock Option Plan and 4,000 shares of Common Stock which may be issued upon exercise of stock options granted to the Company's former President; (ii) possible issuance of up to 1,000,000 shares of Common Stock in connection with the transfer to Interactive Solutions, Inc., a majority owned subsidiary of the Company of certain technology relative to the Mentis (Trademark) product, a wearable, Pentium (Registered) processor powered, multi-media computer; or (iii) possible issuance of up to 1,062,500 shares of Common Stock subject to adjustment, which may be issued upon conversion of the 11% Subordinated Convertible Debentures Due February 13, 2002.

(3)  Director of the Company.

(4) Includes 56,000 shares owned by virtue of 100% ownership of H & N Management Co., Inc. ("H&N"), 1,295,000 shares owned by virtue of 100% ownership of W&D Consultants, Inc., and 4,455 shares owned by virtue of 67% ownership of Whitfield Capital of Sarasota, Inc. Excludes: (i) 100,000 shares of Series A Preferred Stock owned by Mr. Dobiesz, and (ii) 30,000 shares which may be issued upon exercise of incentive stock options by Mr. Dobiesz.

(5) Executive Officer of the Company named in the Summary Compensation Table below.

(6)  Beneficially owns less than 1% of the Company's outstanding
Common Stock.

(7) Does not include up to 50,000 shares which may be issued upon exercise of incentive stock options by Mr. Levine.

(8) Does not include up to 530,000 shares which may be issued upon exercise of incentive stock options by Mr. Cameron.

(9) 120,000 of the 650,000 shares are held in escrow to cover certain reimbursement and/or indemnity claims owed to the Company.


                   BOARD OF DIRECTORS MEETINGS

     The Board of Directors has no standing committees. The Board of Directors exercises supervision over nominating, auditing and compensation matters directly. In this respect, the Board of Directors reviews the annual financial statements and the scope of the annual audit with the Company's independent accountants, is available to discuss with the auditors any other audit-related matters arising during the year and reviews the Company's internal audit function.

      From January 1 to December 31, 1996, the Board of Directors held three (3) formal meetings; and the Board of Directors took action by unanimous written consent seven (7) times during that period.


                      EXECUTIVE COMPENSATION

      The following Summary Compensation Table sets forth certain information relating to the compensation received and to be received by certain persons who are presently, or were executive officers of the Company during the fiscal year ended December 31, 1996. As indicated below, no executive officers of the Company other than Ewen R. Cameron, Gregory L. Deringer, and Norman R. Dobiesz, received total salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1996.

                    SUMMARY COMPENSATION TABLE

                              Annual Compensation              Long Term Compensation
                              -------------------         --------------------------------
                                                               Awards             Payouts
                                                          ----------------------  -------
                                                 Other                Securities            All
                                                 Annual   Restricted  Underlying            Other
Name and                                         Compen-    Stock      Options/    LTIP     Compen-
Principal Position      Year   Salary    Bonus   sation    Awards      SARs(#)    Payouts   sation
------------------      ----   ------    -----   ------    ------     ----------  -------   -------
Ewen R. Cameron         1996  $248,272  $  ---    ---       ---        500,000     ---       ---
President & CEO         1995   226,551     ---    ---       ---         30,000     ---       ---
                        1994   178,340  37,530    (1)       ---            ---     ---       ---

Gregory L. Deringer     1996  $162,585  $  ---    ---       ---            ---     ---       ---
Senior Vice President   1995   161,271     ---    ---       ---         20,000     ---       ---
Sales & Marketing       1994   143,000     ---    (1)       ---            ---     ---       ---

Norman R. Dobiesz       1996  $248,434  $  ---    ---       ---            ---     ---       ---
Vice President          1995   232,674     ---    ---       ---         30,000     ---       ---
Mergers & Acquisitions  1994   160,299     ---    (1)       ---            ---     ---       ---

_____________________________

(1) Certain personal benefits that aggregate less than the lesser of $50,000 or ten percent (10%) of the total cash compensation of any of the executive officers or which cannot be readily ascertained are not included.


                           EMPLOYMENT AGREEMENTS

     The Company entered into five (5) year employment agreements with Ewen Cameron, President, Chief Executive Officer and Assistant Secretary, and Norman R. Dobiesz, Vice President Mergers and Acquisitions commencing January 1, 1995. Mr. Cameron's agreement was an amendment and restatement of a prior agreement which he entered into with the Company in July 1993. Each employment agreement provides for a base annual salary of $225,000 subject to annual increases of $25,000 per year. Either of the Company or the employee may terminate the employment agreements upon the occurrence of certain events. Mr. Cameron's employment agreement contains a covenant restricting him from competing for a period of two years after termination. If the Company terminates the employment of Mr. Cameron or Mr. Dobiesz, the terminated employee will be entitled to severance equal to one year's base salary.

     On October 14, 1996, the Company entered into a three (3) year employment agreement with William L. Hutchison, the Company's Executive Vice President and Chief Operating Officer. The employment agreement provides for an annual salary of $180,000 and is terminable prior to expiration of its stated term upon the occurrence of certain events. If Mr. Hutchison's employment agreement is terminated prior to its scheduled expiration without cause or for failure to adequately perform, in the Company's judgment, the services, duties and responsibilities assigned by the Company, whether or not such failure is intentional, Mr. Hutchison will be entitled to severance equal to six (6) month's salary.


                     1995 INCENTIVE STOCK OPTION PLAN

     For a description of the Company's 1995  Incentive Stock
Option Plan, as amended, see Ratification of Amendment to 1995
Incentive Stock Option Plan below.

                 OPTION/SAR GRANTS IN LAST FISCAL YEAR
                           INDIVIDUAL GRANTS

                 Number of       % of Total
                securities      Options/SARs
                Underlying       Granted to         Exercise
                Options/SARs      Employees          or Base     Expiration
Name           Granted (#)(1)  in Fiscal Year (1)  Price ($/Sh)     Date
----           --------------  ------------------  ------------  ----------
Ewen R. Cameron    500,000         77.64%            $5.50       July 30, 2001

(1)  Represents options only.  No SARs have been granted.


           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FY-END OPTION/SAR VALUES

                                                        Number of
                                                        Securities       Value of
                                                        Underlying      Unexercised
                                                       Unexercised     In-the-Money
                                                     Options/SARs at   Options/SARs
                                                       FY-Ended(#)      at FY-End($)

                      Shares Acquired   Value          Exercisable/    Exercisable/
Name                  on Exercise(#)   Realized ($)   Unexercisable    Unexercisable
----                  --------------   ------------   -------------    -------------
Ewen R. Cameron               0              0         5,000/25,000    $9,375/$46,875
                                                       0/500,000       $0/$0(1)
Gregory L. Deringer (2)   4,000        $16,000         0/16,000        $0/$30,000
Norman R. Dobiesz             0              0         5,000/25,000    $8,575/$42,875


(1) None of the options granted to Mr. Cameron in 1996 to purchase 500,000 shares were in-the-money at December 31, 1996 because they are exercisable at $5.50 per share.

(2)  Mr. Deringer served as Senior Vice President Sales and
Marketing until January 6, 1997 on which date the Company canceled Mr. Deringer's remaining options to purchase 16,000 shares.


                          DIRECTOR COMPENSATION

     On August 12, 1996 the Company adopted a policy to compensate members of its Board of Directors in the amount of $2,500 for each meeting and reimburse expenses for attending meetings of the Board or committees of the Board of Directors.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1993, Ewen Cameron, the Company's President and CEO, loaned the Company an aggregate of $113,228 pursuant to two promissory notes. Each note is payable upon demand with interest accruing at 8% per annum. The remaining principal and accrued interest due on the notes at December 31, 1996 was $37,302.

     On May 11, 1995, W&D Consultants, Inc. ("W&D"), a financial consulting company owned and controlled by Norman R. Dobiesz, a director and principal stockholder of the Company, acquired 1,400,000 restricted shares of Common Stock from the Company upon exercise by W&D of a conditional right to convert a $140,000 advance made by W&D in order for the Company to close its $3,500,000 line of credit with CIT in October, 1994. The shares were issued to W&D after performance by W&D of certain conditions including: (a) cancellation of the $140,000 advance; (b) payment of $14,000 to the Company; (c) delivery of a termination by H&N of management consulting and acquisition consulting agreements between the Company and H&N; (d) delivery by W&D of a guarantee of H&N's obligations under the H&N termination; and (e) other conditions necessary for conversion.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    No disagreements with accountants in any accounting and financial disclosures occurred during the fiscal years ended December 31, 1995 and December 31, 1996. While there was no change in accountants during the fiscal year ended December 31, 1996, there were changes in accountants for the Company during the 1995 fiscal year as previously disclosed and more fully described in the Form 8-K reports respectively filed with the Securities and Exchange Commission on January 4, 1995 and March 2, 1995.


                 SELECTION OF MILLWARD & COMPANY

    The Board of Directors has selected Millward and Company to act as auditors of the Company for the current fiscal year. The Board of Directors believes that it is desirable to engage their services for the current fiscal year because Millward and Company competently acted as the Company's auditors for the last fiscal year. Representatives of Millward and Company are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

    In the event the stockholders fail to ratify the selection of Millward and Company, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such a change would be in the best interests of the Company and its stockholders.

    Ratification of the selection of Millward and Company as the Company's auditors for the coming fiscal year requires the affirmative vote of a majority of the total votes cast by the holders of record of the shares present and entitled to vote at the Annual Meeting, a quorum being present.

   RATIFICATION OF AMENDMENT TO THE 1995 INCENTIVE STOCK OPTION PLAN

    There will be presented to the meeting a proposal to ratify an amendment ("Amendment") to the 1995 Incentive Stock Option Plan (the "Plan") to increase the number of shares authorized under the Plan from 250,000 to 1,250,000. The Board of Directors believes that the additional stock options available under the Plan will enhance the Company's ability to retain the services of outstanding personnel and encourage such employees to have a greater financial investment in the Company.

    The Amendment is set forth in Exhibit A. The Plan, as amended, is set forth in Exhibit B. Primary aspects of the Plan including the proposed Amendment are summarized below provided however that such summary is qualified in its entirely by reference to the detailed terms and conditions of the Plan and the Amendment.

    The Plan authorizes the Board of Directors to grant incentive stock options under the Internal Revenue Code of 1986, as amended, to key employees of the Company or its subsidiaries. At the date of this Proxy Statement there are approximately eighteen (18) employees eligible to participate in the Plan.

    The Plan is administered by the Board of Directors which has full power and authority to designate Participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions of the Plan. Any decision reduced to writing and signed by a majority of the Board members shall be fully effective as if it had been made by a majority at a meeting duly held. No member of the Board shall be liable for any action or determination made in good faith in connection with administration of the Plan.

    The aggregate number of shares of the Company's Common Stock that maybe issued or transferred to grantees under the Plan, as amended, shall not exceed 1,250,000 shares. If there is a stock split, stock dividend or other relevant change affecting the Company's shares, appropriate adjustments will be made in the number of shares that may be issued or transferred in the future and in the number of shares and price in all outstanding grants made before such event. If shares under a grant are not issued or transferred, those shares would again be available for inclusion in future grants. On May 2, 1997 the closing bid price of the Company's Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System was $2.38.

    The stock options the Plan, as amended, authorizes the Board to grant are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. The term of an option shall be fixed by the Board. The option price shall not be less than the fair market value of the Company's Common Stock on the date of grant, unless the grantee is the holder of more than 10% of the voting power of all classes of stock of the Company, in which case the option price shall not be less than 110% of the fair market value of the stock on the date of grant and the option shall state it is not exercisable after the expiration of five years from the date the option is granted.

                FEDERAL INCOME TAX CONSEQUENCES

    The grant of an incentive stock option would not result in income for the grantee or in a deduction for the Company.

    The exercise of an incentive stock option would not result in income for the grantee so long as the grantee does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise, provided that:
(i) if the grantee's employment is terminated for any reason other than death, disability or normal retirement, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or the date of termination; (ii) if the grantee dies during the term of his employment, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or the date one year following the date of the grantee's death; (iii) if the grantee is permanently and totally disabled within the meaning of
Section 22(c)(3) of the Internal Revenue Code of 1986, as amended, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability; and (iv) if the grantee retires from employment in the normal course, the option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the option or three months following the date of retirement. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain upon disposition qualifying with these requirements will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference to the employee, potentially subject to the alternative minimum tax.

    If the grantee makes a disposition of the shares which does not qualify with either of these holding requirements, the grantee would recognize ordinary income and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.


                       OTHER INFORMATION

    Upon its original ratification on August 8, 1995 by the Company's stockholders, the Plan became effective as of May 16, 1995, and is scheduled to terminate ten (10) years after the date of ratification by the stockholders, unless terminated earlier by the Board of Directors or extended by the Board with approval of the stockholders. The Board may amend the Plan as it deems advisable but, if the Securities Exchange Act of 1934 or the Internal Revenue Code of 1986, as amended, requires the Company to obtain stockholder approval, then such approval will be sought. Employees who will participate in the Plan in the future and the amounts of their allotments are to be determined by the Board of Directors subject to any restrictions outlined above. The names and positions with the Company of certain executive officers of the Company named in the Summary Compensation Table above and the respective number of option shares allotted to such executive officers and to all other individuals participating under the Plan (classified as executive officers, non-executive officer directors, and non-executive officer employees) at December 31, 1996 are set forth in the New Plan Benefits Table below:

                     NEW PLAN BENEFITS TABLE

                 1995 INCENTIVE STOCK OPTION PLAN
  --------------------------------------------------------------

NAME AND POSITION (1)                DOLLAR VALUE ($)        NUMBER OF UNITS
---------------------                ----------------        ---------------
Ewen R. Cameron                          (2)                     30,000
President,  Chief Executive Officer,                            500,000
Assistant Secretary and Director

Norman R. Dobiesz                        (2)                     30,000
Vice President Mergers and
Acquisitions and Director

Executive Officer Group (5 persons)      (2)                    100,000
(other than Messrs. Cameron
and Dobiesz)

Non-Executive Officer                    (2)                     50,000
Director Group (1 person)

Non-Executive Officer                    (2)                     56,000
Employee Group (12 persons)

________________________________

(1) Gregory L. Deringer, an executive officer named in the Summary Compensation Table above, served as Senior Vice President
Sales and Marketing until January 6, 1997 but was not an officer of the Company as of the date of this Proxy Statement.

(2) The value of the options granted to Plan Participants is dependent upon the difference, if any, from time to time, between the market price of the Company's $.001 par value Common Stock and the exercise price of the participant's options. See Executive Compensation for additional information regarding options granted under the Plan.

      The Board of Directors recommends a vote "FOR" this proposal.


           PROPOSALS OF STOCKHOLDERS FOR 1998 ANNUAL MEETING

     If any stockholder wishes to propose an item of business for consideration at next year's Annual Meeting of Stockholders, the proposal must be in writing and received by the Secretary of the Company no later than January 13, 1998.


                          OTHER BUSINESS

     The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their own judgment.

                      ADDITIONAL INFORMATION

     Copies of the 1996 Annual Report of the Company have been mailed to stockholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Stockholders, may be obtained upon written request from Mark E. Scott, Vice President Finance, Secretary and Treasurer, Teltronics, Inc., 2150 Whitfield Industrial Way, Sarasota, Florida 34243.

     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB, EXCLUSIVE OF EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS, BENEFICIALLY OR OF RECORD ON MAY 9, 1997, UPON WRITTEN REQUEST TO THE SECRETARY AT THE ADDRESS NOTED ABOVE.


                             BY ORDER OF THE BOARD OF DIRECTORS,


                             Mark E. Scott
                             Vice President-Finance and Secretary

EXHIBIT A



                        AMENDMENT NO. 1
                               TO
       TELTRONICS, INC. 1995 INCENTIVE STOCK OPTION PLAN

                        TELTRONICS, INC.
                 2150 Whitfield Industrial Way
                    Sarasota, Florida  34243


ALL PLAN PARTICIPANTS:


    Teltronics, Inc. is now providing you with the following information regarding Amendment No. 1 to the Teltronics, Inc.
1995 Incentive Stock Option Plan adopted by the Company on May
16, 1995 ("Plan").

    Effective immediately, in accordance with the authority described in Article II of the Plan, the paragraph entitled III. STOCK TO BE OPTIONED. of the Plan be, and it hereby is, amended so that the securities authorized for option or sale pursuant to the Plan shall consist of 1,250,000 shares of the Company's Common Stock.

    Except as expressly amended by the preceding paragraphs, the Plan shall remain in full force and effect.

    Copies of the Plan and the documentation incorporated by reference in the Plan and made a part thereof may be obtained, without charge, by writing the Company at 2150 Whitfield
Industrial Way, Sarasota, Florida 34243, attention: President, or by calling (941) 753-5000.

                                      Sincerely,

                                      Teltronics, Inc.

Dated:  July 30, 1996
                                      By:  Ewen R. Cameron,
                                      President and Chief Executive Officer

EXHIBIT B


                        TELTRONICS, INC.
                1995 INCENTIVE STOCK OPTION PLAN

          I.   PURPOSE

          The purposes of this Plan are to encourage stock ownership by key employees and directors of Teltronics, Inc. (the "Company") and its Subsidiaries, to provide an incentive for such employees and directors to expand and improve the profits and prosperity of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining key personnel through the grant of Options to purchase shares of the Company's common stock.

          The Company intends that stock options granted under this Plan (the "Options") will qualify as Incentive Stock Options under Section 422A of the Internal Revenue Code of 1954, as amended (the "Code").

     II.  DEFINITIONS

          Unless otherwise required by the context:

     A.   "Board" shall mean the Board of Directors of the Company.
     B.   "Company" shall mean Teltronics, Inc., a Delaware corporation.
     C.   "Code" shall mean the Internal Revenue Code of 1954, as amended.
     D. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.
     E. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section VI below.
     F. "Participant" shall mean an employee or director if an employee of the Company, or of any Subsidiary of the Company, to whom an Option is granted under the Plan.
     G.   "Plan" shall mean this Teltronics, Inc. 1995 Incentive
Stock Option Plan.
     H.   "Stock" shall mean the common stock of the Company.
     I. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty (50) percent or more of the total combined voting power of all classes of Stock in one of the other corporations in such chain.

     III.      STOCK TO BE OPTIONED

               Subject to the provisions of Section X of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 1,250,000 shares. These shares may consist either in whole or in part of shares of the Company ' s authorized but unissued common shares or shares of the Company's authorized and issued common shares reacquired by the Company and held by its treasury, and such amount of shares shall be and is hereby reserved for sale for such purpose. If an Option granted under the Plan for any reason ceases to be exercisable in whole or in part, the shares which were subject to any such Option but as to which the Option ceases to be exercisable shall be available for further Options to be granted under the Plan. Should any Option granted under the Plan expire or be terminated or relinquished unexercised for any reason, the shares which were subject to such Option shall again be available for issuance under the Plan.

          The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

     IV.  ADMINISTRATION

          The Plan shall be administered by the Board of Directors of the Company. The Board shall have full power and authority to designate Participants, to determine the terms and provisions of respective option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. All decisions and selections made by the Board pursuant to the provisions of the Plan shall be made by a majority of its members. Any decision reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Board shall have the authority to grant in its discretion to the holder of an outstanding Option in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Board may prescribe in accordance with the provisions of the Plan.

          The interpretation and construction of any provision of the Plan and the establishment and amendment of rules and regulations for its administration by the Board shall be final. No member of the Board shall be liable for any action or determination made by him in good faith and the Company shall indemnify such member who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a member of such Board, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such member in connection with such action, suit or proceeding, if he acted in good faith.

     V.   ELIGIBILITY

          The persons eligible for participation in the Plan as recipients of Options shall include only key employees and directors who are employees of the Company or of any Subsidiary of the Company. A person who has been granted an Option hereunder may be granted an additional Option or Options, if the Board shall so determine.

          Options may be awarded at any time and from time to new
Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous
Participants, as the Board shall determine.

     VI.  OPTION PRICE

          The purchase price for Stock under each Option shall be determined as described in Section IV of the Plan, by the Board, but in no event less than the 100 percent of the fair market value of the Stock, if any, on the date the Option is granted except that in the case of an option granted to an employee or director owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Stockholder"), the purchase price shall not be less than 110% of the fair market value of the Stock, if any, on the date the Option is granted.

          The purchase price of the shares as to which an Option is exercised shall be paid in the manner determined by the Board. The holders of Options shall not be or have any of the rights or privileges of a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to such holders.

          The Board, in its discretion, may determine that payment upon the exercise of an Option may be made with shares of the Company owned by the Optionee having a fair market value on the exercise date equivalent to the amount which would otherwise be payable, or any combination of cash, notes and/or and such shares equivalent to such amount.

     VII. OPTION PERIOD

          Each Option shall expire at such time as the Board may determine when such Option is granted, and no Option shall have a term which shall extend more than ten years from the date such Option is granted. Each Option shall be subject to earlier termination as provided elsewhere in this Plan. The Options granted under this Plan shall terminate and be of no force and effect with respect to any shares not previously taken up by Participant upon the expiration of ten (10) years from the date of granting of each Option. In the case of an Option granted to a 10% Stockholder, such Option, by its terms, shall be exercisable only within five (5) years from the date of grant.

          If the Company is reorganized, or merged or consolidated with another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options a proportionately adjusted number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to the shareholders of the Company in respect of such shares on the same proportionate basis as such distribution and subject to a proportionate adjustment of the Option Price; provided, however, that all such Options may be canceled by the Company as of the effective date of any such reorganization, merger, or consolidation or of any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to such outstanding Options.

     VIII.     EXERCISE OF OPTIONS

          The Board, in granting Options hereunder, shall have discretion to determine the terms upon which such Options shall be exercisable, subject to the applicable provisions of the Plan. No Option shall become exercisable except following expiration of a minimum of twelve (12) months of continued employment with the Company or any Subsidiary or service on the Board immediately following the date upon which the Option is granted.

          Options may be exercised solely by the Participant or his or her legal representative during his or her employment with the Company or any Subsidiary or after his or her death by the person or persons entitled thereto under his or her will or the laws of descent and distribution.

          In the event of termination of employment for any reason other than death, permanent disability as determined by the Board, or retirement with the consent of the Company, Options may not be exercised by the Participant or his or her legal representative and shall lapse effective upon the earlier to occur of (i) notice of employment termination or (ii) last day of employment with the Company or any Subsidiary.

          In the event of termination of employment with the Company or any Subsidiary due to death or permanent disability as determined by the Board, Options may be exercised by the Participant to the extent exercisable on the date when the Participant's employment terminated, at any time prior to the expiration date of the Option or within twelve (12) months of the date of termination of employment, whichever is earlier.

          In the event of termination of employment with the Company or any Subsidiary due to retirement with the consent of the Company, Options may be exercised by the Participant to the extent exercisable on the date when the Participant's employment terminated, at any time prior to the expiration date of the Option or within three (3) months of the date of termination of employment, whichever is earlier.

          Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each Participant exercising an Option under the Plan will be required by the Company to give a representation in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof and that the shares can only be transferred in accordance with Rule 144 under the Securities Act of 1933.

          The Option may contain such other terms, provisions and conditions not inconsistent with the Plan as shall be determined by the Board.

     IX.  NONASSIGNABILITY

          Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant or his or her legal representative.

     X.   EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

          If the outstanding shares of Stock shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, or recapitalization, the number and kind of shares subject to this Plan or subject to any Options theretofore granted, and the Option Prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares subject to this Plan or any Options theretofore granted and the Option Prices in relation to the change in stock; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

     XI.  AMENDMENTS OR TERMINATION

          The Board may amend, alter, or discontinue the Plan, except that no amendment or alteration shall be made which would impair the rights of any Participant under any Option theretofore granted, without his or her consent; and, except further, that each Option granted under this Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the Stock issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board; and except further that no amendment or alteration shall be made which, without the approval of the shareholders, would:

          (a) Increase the total number of shares reserved for the purposes of the Plan, except as is provided in Section X, or decrease the Option Price provided for in Section VI, or change the class of persons eligible to participate in the Plan as provided in Section V;
          (b)  Extend the Option period provided for in Section
VII; or
          (c)  Materially increase the benefits under the Plan.

     XII.      EFFECTIVE DATE OF PLAN

          The Plan shall be effective May 16, 1995 provided the Plan is ratified by the shareholders of the Company prior to May 15, 1996. Unless the Plan is discontinued earlier pursuant to Sections VII or XI, the Plan shall expire at the close of business ten (10) years from the date of the aforesaid approval of the Plan. No grants shall be made under this Plan after it expires. However, Options granted under the Plan at any time on or prior to its expiration shall remain in effect until they have been fully exercised, are surrendered, or by their terms expire.


                              Teltronics, Inc.

                              By:  Ewen R. Cameron
                                   President

PROXY CARD
                          TELTRONICS, INC.
                    2150 Whitfield Industrial Way
                       Sarasota, Florida 34243


         Proxy Solicited by the BOARD OF DIRECTORS for the Annual Meeting of Stockholders June 26, 1997

Ewen R. Cameron, Norman R. Dobiesz and Mark E. Scott, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all common stock of Teltronics, Inc. owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held in the principal executive offices of the Company at 2150 Whitfield Industrial Way, Sarasota, Florida 34243, at 10 a.m. on Thursday, June 26, 1997, or any adjournment thereof, upon such business as may properly come before the meeting, including the items below as set forth in the Notice of Annual Meeting and the Proxy Statement dated May 12, 1997.

Election of Directors, Nominees: E. R. Cameron, N. R. Dobiesz, C. S. Levine and C. Macnab.

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the Annual Meeting.)

Teltronics' Directors recommend a vote FOR proposals 1 through 3.
SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

Teltronics' Directors recommend a vote FOR proposals 1 through 3.
1. Election of directors (see above)
2. Ratification of appointment of auditors (page 7)
3. Ratification of Amendment to the 1995 Incentive Stock Option Plan (page 8)

                     PLEASE COMPLETE REVERSE SIDE

Teltronics, Inc.
Meeting Date: June 26, 1997

1.     For All (except as noted below) [   ]
       Withhold All                    [   ]
       Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.
       ____________________________________________________

Instructions: Please indicate your voting directions in the ballot area to the right.

2.     [ ] For     [ ] Against     [ ] Abstain
3.     [ ] For     [ ] Against     [ ] Abstain

    [SPACE RESERVED               --------------------------------
     FOR LABEL]                   Signature/Date

                                  --------------------------------
                                  Signature/Date


Please sign exactly as name appears hereto. When shares are held as joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full titles as such.
If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer or person.